UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2012

____________________________________________

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 217-6300

                  Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07                  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of CapLease, Inc. (the “Company”) was held on June 14, 2012.  Set forth below is a brief description of each of the three matters voted on at the meeting and the final voting results.

Proposal 1:  To elect six directors to hold office until the Annual Meeting of Stockholders to be held in 2013 and until their successors are elected.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Paul H. McDowell	50,255,335	1,854,317	7,247,334
William R. Pollert	48,262,931	3,846,721	7,247,334
Michael E. Gagliardi	49,781,970	2,327,682	7,247,334
Catherine F. Long	50,406,594	1,703,058	7,247,334
Jeffrey F. Rogatz	49,721,260	2,388,392	7,247,334
Howard A. Silver	48,695,978	3,413,674	7,247,334

Proposal 2:   To approve, on an advisory basis, executive compensation.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

45,613,542	6,371,450	124,661	7,247,334

Proposal 3:   To ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

59,196,848	144,147	15,991	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel and Corporate Secretary

Date:  June 15, 2012